UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 W. Long Lake Road, Suite 601, Troy, MI 48098
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(b)	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the resignation of Philippe Landron from the Company’s Board of Directors as described in Item 5.02(b) of this Current Report on Form 8-K, on November 24, 2008 the Company delivered notice to Nasdaq that the Company was no longer compliant with Marketplace Rules 4350(c)(1) and 4350(d)(2), which require, respectively, that a majority of the Company’s Board of Directors be “independent” as defined in Marketplace Rule 4200 and that the Company’s audit committee be comprised of at least three members.

In response, on November 26, 2008, Nasdaq delivered to the Company a Staff Deficiency Letter providing that the Company was not in compliance with Marketplace Rules 4350 for the reasons identified in the Company’s notice and that, consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), the Company had a cure period to regain compliance extending until the earlier of the Company’s next annual shareholders’ meeting or November 21, 2009; or if the next annual shareholders’ meeting is held before May 20, 2009, then on or before such date.

The Company intends to provide Nasdaq with evidence of the Company’s compliance with Marketplace Rules 4350(c)(1) and 4350(d)(2) in the time requested.

Item 5.02(b)	Departure of Directors or Certain Officers.

On November 21, 2008, Philippe Landron resigned as a member of the Noble International, Ltd. Board of Directors and its Board committees, including the audit committee.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(Registrant)

Date: November 26, 2008	By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Vice President, General Counsel and Secretary

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